UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 19, 2006

                           GATEWAY DISTRIBUTORS, LTD.
             (Exact name of Registrant as specified in its charter)


                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

              000-27879                                88-0301278
       (Commission File Number)             (IRS Employer Identification No.)


      2555 East Washburn Avenue                          89081
       North Las Vegas, Nevada                        (Zip Code)
    (principal executive offices)


                                 (702) 317-2400
              (Registrant's telephone number, including area code)

Check the appropriate box of the agreement if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[ ]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM  1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

  On June 19, 2006, the Registrant and Marshall Distributing, LLC, and EMS Business Development, Inc. (collectively, the "Company"), executed a binding letter of intent whereby the Registrant agreed to acquire substantially all of the assets and assume all receivables and payables of the Company.

  Upon satisfaction of all Closing conditions of the parties contained in the binding letter of intent (other than such conditions as shall have been waived), the Registrant, pursuant to a liabilities undertaking in the form to be attached to the Final Purchase Agreement shall assume certain liabilities and obligations of the Company.

  The purchase price that the Registrant shall pay for the Company's Assets shall be $6,000,000 (the "Purchase Price").

  The Purchase Price will be fully secured by: (a) the Assets (together with the assets of Registrants or its affiliated company which acquire Assets and/or succeed to the business operations of Marshall Distributing, LLC ; and (b) 12 million shares of Cal-Bay International, Inc. preferred B stock (the "CBAY
Shares") owned by Registrant.   Registrant will deposit into an escrow account
(to be agreed upon by the parties) the 12 million CBAY Shares which shall be restricted for one year and which shall be retained in escrow as part of the security for the full and timely payment of the Purchase Price. At the Closing the Registrant shall provide the escrow holder with irrevocable instructions to pay the Purchase Price in full on or before the fourteenth (14th) month after the Closing (the "Holding Period").

  A closing (the "Closing") will be held on or before June 30, 2006 ("Closing Date"), provided, however, that if any of the conditions not satisfied or waived by such date, then the party to this Agreement which is unable to satisfy such condition or conditions, despite the best efforts of such party, shall be entitled to postpone the Closing by notice to the other parties until such condition or conditions shall have been satisfied (which such notifying party will seek to cause to happen at the earliest practicable date) or waived, but in no event shall the Closing occur later than the "Termination Date" which shall
be July 30, 2006.   The Closing shall be held at the Company's office unless the parties otherwise agree.

  If within fourteen (14) months following the Closing, the Purchase Price has not been paid in full the Company shall have the right, in its sole and absolute discretion to terminate the Final Purchase Agreement by providing Registrant and the escrow holder of its election to terminate. In the event the Company elects to terminate the Final Purchase Agreement: (a) the Final Purchase Agreement will terminate; (b) escrow holder shall liquidate sufficient CBAY Shares held in the escrow account and shall pay to the Company (on behalf of Registrant) the sum of $200,000.00 in consideration for the Company having entered into the Final Purchase Agreement and having removed the business from the market place;
(c) all Assets as well as any assets of the Registrant or affiliated company that acquires the Assets or succeeds to the Business Operations of the Company shall thereupon be deemed assigned to the Company; and (d) possession and title to the Real Property shall be reconveyed to Terry Nielsen. Title shall be free and clear of all matters of record, save and except those matters of record at the Closing. If termination occurs pursuant to this Section 1.5, the parties will cooperate to return the Assets, Real Property and the then current Business Operations to The Company. Registrant will be responsible for all business expenses and will be entitled to collect, all revenues attributable to the Business Operations for the time period from the Closing to the date of termination. The Company will pay all business expenses and retain all revenues attributable to the Business Operations for the time period after the termination date. The parties will reconcile their respective expenses and revenues within ninety (90) days after the termination date.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Financial Statements of Business Acquired.

     It is not practicable to file the required historical financial statements at this time. Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

     (b)     Pro forma financial information.

     It is not practicable to file the required pro forma financial information at this time. Accordingly, pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than the date required by applicable law.

     (c)  Exhibits.

     The following exhibits are filed herewith:

EXHIBIT NO.                      IDENTIFICATION OF EXHIBIT
-----------                      -------------------------
   10.1 Binding Letter of Intent, dated as of June 19, 2006 among Gateway Distributors, Ltd., Marshall Distributing, LLC, and EMS Business Development, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 20, 2006.                   GATEWAY DISTRIBUTORS, LTD.


                                        By /s/  Rick Bailey
                                           -------------------------------------
                                           Rick Bailey,
                                           President